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May 12, 1997


Western-Southern Life
     Assurance Company
400 Broadway
Cincinnati, Ohio 45202


To the Company:

This opinion is furnished in connection with the offering of variable annuity contracts (the "Contracts") of Western-Southern Life Assurance Company (the "Company") under a Registration Statement on Form N-4 to be filed herewith by the Company and Western-Southern Life Assurance Company Separate Account 1 (the "Separate Account") under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

I have supervised the establishment of the Separate Account on July 27, 1992, and February 8, 1993, by the Executive Committee of the Company, pursuant to
Section 3907.15 of the Ohio Revised Code. I have made such examination of the law and examined such corporate records and such other as in my judgment are necessary and appropriate to enable me to render the following opinions:

     1. The Company has been duly organized under the laws of the State of Ohio and is a validly existing stock life insurance corporation.

     2. The Separate Account is duly created and validly existing as an insurance corporation separate account under the laws of the State of Ohio.

     3. The portion of the assets to be held in Separate Account equal to the reserves and other liabilities under the Contracts is not chargeable with liabilities arising out of any other business the Company may conduct.

     4. The offer and sale of the Contracts have been duly authorized by the Company and, when issued as contemplated by the Registration Statement (as it may from time to time be amended), the Contracts will constitute legal, validly issued and binding obligations of the Company in accordance with their terms.
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Western-Southern Life Assurance Company
Page Two
May 12, 1997


I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                              /s/ Donald J. Wuebbling
                              Donald J. Wuebbling
                              Vice President and
                              General Counsel
DJW:cd